                                       M.S. CARRIERS, INC.
                                       3171 DIRECTORS ROW
                                       MEMPHIS, TENNESSEE  38116

                        ADDITIONAL INFORMATION RELATING TO PROXY STATEMENT

     M.S. Carriers, Inc. previously distributed a proxy statement relating to its 1995 annual meeting of shareholders (the "Proxy Statement"). The information contained on page 7 of the Proxy Statement captioned "Option Grants in 1994" does not include all of the information required by
Item 402(c) of Regulation S-K with respect to stock options granted to executive officers during the year ended December 31, 1994.

     The following table, which includes the required information concerning (i) the percent each grant represents of total options to employees during the fiscal year, (ii) the expiration date of the options granted, and (iii) the potential realizable value of each grant of options, supplements the information contained in the Proxy Statement.



                           Individual Grants                                      Potential realizable
                                                                                  value at assumed
                                      % of                                        annual rates
                 Number of            Total                                       of stock price
                 Securities           Options          Exercise                   appreciation for
                 Underlying           Granted to       or Base                    option term
                 Options              Employees in     Price        Expiration
Name             Granted (#)          Fiscal Year      ($/SH)       Date           5%           10%


Michael S.
Starnes          --                   --               --           --             --           --

Carl J.
Mungenast        50,000               20.4%            $22.625      3/30/04        $711,431     $1,802,918

James W.
Welch            20,000                8.2%             20.75       1/03/04         260,989        661,402

Gary L.
Hardeman         20,000                8.2%             20.75       1/03/04         260,989        661,402

M.J.
Barrow           20,000                8.2%             20.75       1/03/04         260,989        661,402


This information is required to be disclosed in connection with the election of directors to be held at the annual meeting of shareholders on May 5, 1995.

                                    M.J. Barrow, Secretary
                                    April 10, 1995